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                                                                      EXHIBIT 21



                                  SUBSIDIARIES

The following are the Company's subsidiaries at December 31, 2001:


Name                                                        Jurisdiction of Organization
----                                                        ----------------------------
Appointech, Inc.                                            Republic of China
AstroTerra Corporation                                      California
Broadband Highway, Inc.                                     Delaware
Cescomm USA, Inc.                                           Delaware
Cescomm, Inc.                                               Delaware
Charlotte's Web Ltd.                                        Israel
Charlotte's Networks, Inc.                                  Delaware
Cimi Networks, Inc.                                         Delaware
EDSLAN SRL                                                  Italy
Elcoma AG                                                   Switzerland
Fiber Optic Communications, Inc.                            Republic of China
FIOPTEC Inc.                                                Cayman Islands
FOCI Optronic Components, Inc.                              Republic of China
FOCI USA, Inc.                                              California
Giga Solutions SA                                           France
Hyperchannel Ltd.                                           United Kingdom
Interdata S.A.                                              France
ITouch Communications, Inc.                                 Delaware
ITouch USA, Inc.                                            Delaware
iTouch, Inc.                                                Massachusetts
J3Tel SA                                                    France
Jolt Ltd.                                                   Israel
Luminent, Inc.                                              Delaware
MRV Appointech, Inc.                                        Delaware
Multiport Corp.                                             Massachusetts
NBase Communications, Inc.                                  Maryland
NBase Communications, Ltd.                                  Israel
NBase Europe GmbH                                           Germany
NBase Fibronics Ltd.                                        Israel
Optical Access, Inc.                                        Delaware
Optical Crossing, Inc.                                      Delaware
Optronics International Corp.                               Republic of China
Pedrena Enterprises B.V.                                    Netherlands
Quantum Optech (Singapore) Pte Ltd.                         Singapore
Quantum Optech Incorporation                                Republic of China
RDS AB                                                      Sweden
RedC Optical Networks Inc.                                  Delaware
RedC Optical Networks Ltd.                                  Israel
Shanghai FOCI Fiber Optic Communications Equipment, Inc.    Cayman Islands
Tecnonet S.R.L.                                             Italy
Turn Key Communication AG                                   Switzerland
Yuam-Tai Enterprises Ple, Ltd.                              Singapore
Zuma Networks, Inc.                                         Delaware
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